UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2007

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On August 13, 2007, Progressive Gaming International Corporation (the “Company”) entered into a Securities Purchase Agreement with the purchasers set forth on the signature pages thereto (the “Securities Purchase Agreement”). The Securities Purchase Agreement provided for the sale, at a price of $4.50 per share, of 6,943,333 shares (the “Shares”) of the Company’s common stock (the “Private Placement”). The closing of the Private Placement occurred on August 16, 2007, resulting in aggregate gross proceeds to the Company of approximately $31,245,000. The Company incurred placement agent and other fees of approximately $2,031,000 in connection with the offer and sale of the Shares.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

	By:	/s/ Heather A. Rollo
Date: August 17, 2007		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer

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